SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
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SEASONS SERIES TRUST

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SunAmerica Asset Management Corp.
Seasons Series Trust
P.O. Box 54299
Los Angeles, California 90054-0299
(800) 445-7862
January [   ], 2010
Dear Contract Owner:
     You are receiving the enclosed information statement (the “Information Statement”) because you own interests in the Real Return Portfolio (formerly, the “Strategic Fixed Income Portfolio”) (the “Portfolio”), a series of Seasons Series Trust (the “Trust”). The purpose of the Information Statement is to provide you with information about changes in subadvisory arrangements for the Portfolio and information about the new subadviser.
     On November 5, 2009, the Board of Trustees (the “Board”) of the Trust approved several changes to the Portfolio (the “Portfolio Changes”). These changes, which took effect on January 19, 2010, included a change in the Portfolio’s investment objective to “total return that equals or exceeds the rate of inflation over the long term, consistent with prudent investment management;” a change in its investment strategy to investing primarily in domestic and foreign inflation protected debt securities; and a change of its name to the “Real Return Portfolio.” The implementation of the Portfolio Changes was scheduled for January 2010 to allow for notice to shareholders in advance of the effective date of the Portfolio Changes. Notice to shareholders was mailed on November 19, 2009.
     In connection with the Portfolio Changes, the Board approved amendments to an existing subadvisory agreement between SunAmerica Asset Management Corp. and Wellington Management Company, LLP (“Wellington Management”) (the “Wellington Subadvisory Agreement”), whereby Wellington Management serves as subadviser to other Portfolios of the Trust. Pursuant to the amendments, Wellington Management: (1) replaced AIG Global Investment Corp. (“AIGGIC”) as the subadviser of the high-yield portion of the Portfolio during the period between December 1, 2009 and the effective date of the Portfolio changes; and (2) became the sole subadviser for the Portfolio upon the effectiveness of the Portfolio Changes. Also, beginning with the effectiveness of the Portfolio Changes, the advisory fee paid by the Trust in respect of the Portfolio has been reduced as described in the Information Statement.
     As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Wellington Subadvisory Agreement and Wellington Management.
     This document is for your information only and you are not required to take any action. Please don’t hesitate to call us at (800) 445-7862 if you have any questions about these changes or if we can be of service to you in any other way. As always, we appreciate your confidence and trust and look forward to serving you in the future.
Sincerely,
John Genoy
President
   Seasons Series Trust

SEASONS SERIES TRUST
Real Return Portfolio
(formerly, the “Strategic Fixed Income Portfolio”)
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT
REGARDING THE CHANGE OF SUBADVISER
FOR THE REAL RETURN PORTFOLIO
(FORMERLY, THE STRATEGIC FIXED INCOME PORTFOLIO)

     You are receiving this information statement (the “Information Statement”) because you own interests in the Real Return Portfolio (formerly, the “Strategic Fixed Income Portfolio”) (the “Portfolio”), a series of Seasons Series Trust (the “Trust”) within a variable annuity or variable life insurance contract (a “Contract”). The Board of Trustees (the “Board”) of the Trust recently approved several changes to the Portfolio, described below and in connection with those changes approved changes in the subadvisory arrangements for the Portfolio. You are receiving this Information Statement in lieu of a proxy statement relating to the subadviser changes.
     On November 5, 2009, the Board of Trustees (the “Board”) of the Trust approved several changes to the Portfolio (the “Portfolio Changes”). These changes, which took effect on January 19, 2010, included a change in the Portfolio’s investment objective to “total return that equals or exceeds the rate of inflation over the long term, consistent with prudent investment management;” a change in its investment strategy to investing primarily in domestic and foreign inflation protected debt securities; and a change of its name to the “Real Return Portfolio.” The implementation of the Portfolio Changes was scheduled for January 2010 to allow for notice to shareholders in advance of the effective date of the Portfolio Changes. Notice to shareholders was mailed on November 19, 2009.
     In connection with the Portfolio Changes, the Board approved amendments to an existing subadvisory agreement between SunAmerica Asset Management Corp. (“SAAMCo”) and Wellington Management Company, LLP (“Wellington Management”) (the “Wellington Subadvisory Agreement”), whereby Wellington Management serves as subadviser to other Portfolios of the Trust. Pursuant to the amendments, Wellington Management: (1) replaced AIG Global Investment Corp. (“AIGGIC”) as the subadviser of the high-yield portion of the Portfolio during the period between December 1, 2009 and the effective date of the Portfolio changes; and (2) became the single subadviser for the Portfolio upon the effectiveness of the Portfolio Changes.
     The Portfolio Changes and the subadviser changes approved by the Board include:
•	Portfolio Name. The name of the Portfolio was changed to the “Real Return Portfolio,” effective January 19, 2010.

•	Investment Goal. The investment goal changed from seeking “high level of current income and, secondarily, capital appreciation over the long term” to seeking “total return that equals or exceeds the rate of inflation over the long term, consistent with prudent investment management,” effective January 19, 2010.

•	Principal Investment Strategy. The Portfolio’s principal investment strategy of the Portfolio changed effective January 19, 2010. Previously, its strategy was under normal circumstances, to invest at least 80% of net assets in multiple sectors of the fixed income market, including high yield bonds, foreign government and corporate debt securities from developed and emerging markets, mortgage-backed securities and U.S. government, agency and investment grade securities. The Portfolio’s new strategy is to invest, under normal circumstances, primarily in inflation-adjusted debt securities including inflation-indexed bonds issued by the U.S. Treasury and inflation-indexed securities issued by other entities such as U.S. and foreign corporations and foreign governments.

•	Subadvisers. The subadviser changes took place in two stages. First, Wellington Management replaced AIGGIC as the subadviser to the high-yield portion of the Portfolio effective December 1, 2009 pursuant to an amendment to the existing subadvisory agreement between SunAmerica Asset Management Corp. (“SAAMCo”), the investment adviser, and Wellington Management (the “Wellington Subadvisory Agreement”). Effective upon the Portfolio Changes, which occurred on January 19, 2010, Wellington Management assumed management of the entire Portfolio, and the subadvisory agreements with each of Franklin Advisers, Inc. (“Franklin”) and Western Asset Management Company (“Western”) were terminated with respect to the Portfolio.
     The Trust has received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows SAAMCo, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish the fund’s shareholders with the same information about the new subadviser or subadvisory agreement that would have been included in a proxy statement, except as modified by the Order.
     This information statement is being provided to the shareholders of the Portfolio in lieu of a proxy statement, pursuant to the terms of the Order. This information statement will be mailed on or about January 28, 2010 to contract owners who chose the Portfolio as an investment option prior to December 1, 2009. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.
We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.
Purpose of the Information Statement
     The purpose of the Information Statement is to provide you with information about changes in subadvisory arrangements for the Portfolio and information about the new subadviser.
The Trust and the Adviser
     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SAAMCo on January 1, 1999, as amended from time to time, with the approval of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). SAAMCo is a wholly-owned subsidiary of SunAmerica Annuity and Life Assurance Company (“SAAL”) and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SAAMCo selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SAAMCo to retain subadvisers for the portfolios for which it does not manage the assets. SAAMCo selects subadvisers it believes will provide the portfolios with the highest quality investment services. SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other consideration.
     The subadvisers to the Trust, including Wellington Management, act pursuant to agreements with SAAMCo. Their duties include furnishing continuing advice and recommendations to the Portfolios regarding securities to be purchased and sold. The subadvisers are independent of SAAMCo and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SAAMCo, which pays the subadvisers’ fees. The Portfolio does not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, the rules and interpretations thereunder and other applicable securities laws.
The Wellington Subadvisory Agreement — Stage One
     Prior to December 1, 2009, AIGGIC served as a subadviser to the high-yield portion of the Portfolio. At an in-person Board meeting held on November 5, 2009, the Board approved the termination of AIGGIC as the subadviser of the high-yield portion of the Portfolio and approved Wellington Management pursuant to the Wellington Subadvisory Agreement. SAAMCo recommended that Wellington Management replace AIGGIC as the subadviser to the high-yield portion of the Portfolio based upon the timing of the Portfolio Changes and the anticipated closing date of a transaction whereby AIGGIC would be acquired by Bridge Partners L.P (the “AIGGIC Transaction”). The Board was informed that the AIGGIC Transaction was expected to close in December 2009 and that the subadvisory agreement with AIGGIC would terminate upon the closing of the AIGGIC Transaction. SAAMCo advised the Board that it would be impracticable for AIGGIC to continue as subadviser with respect to the high-yield portion of the Portfolio after the closing of the AIGGIC Transaction because of the limitations of Section 15(a) of the 1940 Act and Rule 15a-4 thereunder. After extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record, SAAMCO recommended Wellington Management. In accordance with the Board’s approval of the engagement of Wellington Management, the Board approved Amendment No. 3 to the Wellington Subadvisory Agreement, which became effective December 1, 2009.
     The Wellington Subadvisory Agreement provides that (i) Wellington Management shall manage a portion of the assets of the Portfolio, (ii) SAAMCo shall compensate Wellington Management for its services, (iii) Wellington Management is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) Wellington Management shall comply with the Portfolio’s investment policies and restrictions and with applicable law. The Wellington Subadvisory Agreement will not result in an increase in fees to shareholders. The Wellington Subadvisory Agreement is attached to this information statement as Exhibit A.
The Wellington Subadvisory Agreement — Stage Two
     As discussed above, effective January 19, 2010, the Portfolio changed its name to the “Real Return Portfolio” and changed its investment goal and its principal investment strategy. The Board approved the Portfolio Changes at a meeting held on November 5, 2009.
     At the November 5, 2009 Board meeting, the Board approved (i) the employment of Wellington Management as the sole subadviser for the entire Portfolio, to take effect concurrently with the Portfolio Changes; (ii) reductions in the Portfolio’s advisory fee rate pursuant to an amendment to the Advisory Agreement, which took effect concurrently with the Portfolio Changes; and (iii) the termination of the subadvisory agreements with each of Franklin and Western, to take effect as of the close of business on January 15, 2010. Effective upon the Portfolio Changes, the advisory fee rate for the Portfolio was reduced from 0.80% on the first $200 million, 0.75% on the next $300 million and 0.70% over $500 million, to 0.60% on the first $500 million and 0.55% over $500 million.
     SAAMCo continues as the adviser to the Portfolio and continues to provide the same nature, quality and types of services previously provided to the Portfolio. Pursuant to the Advisory Agreement, SAAMCo continues to manage the daily business affairs of the Trust, and obtain and evaluate economic, statistical and financial information to formulate and implement investment policies and provide oversight with respect to the daily management of the Trust’s portfolios, including the Portfolio.
Information About Wellington Management
     Wellington Management has been a subadviser to other portfolios of the Trust, but is a new subadviser for the Portfolio.
     The following chart lists the principal executive officers and the directors of Wellington Management and their principal occupations. The address for each is 75 State Street, Boston, Massachusetts 02109.

Name	Principal Occupation
Charles S. Argyle	Managing Director, Partner and Executive Committee Member
Edward P. Bousa	Senior Vice President, Partner and Executive Committee Member
Cynthia M. Clarke	Senior Vice President, Partner and Chief Legal Officer
Lucius T. Hill, III	Senior Vice President, Partner and Executive Committee Member
Selwyn J. Notelovitz	Senior Vice President, Partner and Chief Compliance Officer
Saul J. Pannell	Senior Vice President, Partner and Executive Committee Member
Phillip H. Perelmuter	Senior Vice President, Managing Partner and Executive Committee Member
Edward J. Steinborn	Senior Vice President, Partner and Chief Financial Officer
Brendan J. Swords	Senior Vice President, Managing Partner and Executive Committee Member
Perry M. Traquina	President, Chief Executive Officer, Managing Partner and Executive Committee Member
Vera M. Trojan	Senior Vice President, Partner and Executive Committee Member
James W. Valone	Senior Vice President, Partner and Executive Committee Member
     Wellington Management is the investment adviser for other mutual funds that have an investment objective similar to that of the Portfolio. The name of such funds, together with information concerning the funds’ assets, and the annual fees paid (as a percentage of average net assets) to Wellington Management for its management services, are set forth below.

	Assets as of
	September 30, 2009	Fee Rate
Fund Name	(millions)	(% of average daily net assets)
SunAmerica Income Funds High Yield Bond Fund	$149.0	First $150m @ 0.40%
		Next $350m @ 0.35%
		Over $500m @ 0.30%

VALIC II High Yield Bond Fund	$203.9	First $150m @ 0.40%
		Next $350m @ 0.35%
		Over $500m @ 0.30%
Factors Considered by the Board of Trustees
     SAAMCo recommended Wellington Management as a result of the pending AIGGIC Transaction and in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy, and after extensive research, including qualitative and quantitative analysis of numerous candidate firms, their organizational structure, investment process and style and long-term performance records. At a meeting held on November 5, 2009, the Board, including the Independent Trustees, approved an amendment to the Wellington Subadvisory Agreement in order to add the Portfolio as a managed fund, which amendment was effective December 1, 2009. At that same meeting, the Board, including Independent Trustees, approved Wellington Management to serve as subadviser to the entire Portfolio, and approved the termination of the subadvisory agreements with each of Franklin and Western with respect to the Portfolio, effective upon the Portfolio Changes. At a subsequent in-person Board meeting held on December 9, 2009, the Board approved a change of the effective date of the Portfolio Changes from January 25, 2010, to January 19, 2010.
     In connection with the approval of the Wellington Subadvisory Agreement, the Board received materials related to various factors used in its consideration of the agreement. Those factors included: (1) the nature, extent and quality of services to be provided by Wellington Management; (2) the size and structure of the subadvisory fees made to Wellington Management in connection with their management of the Portfolio; (3) the investment performance of that portion of the Portfolio managed by AIGGIC, compared to performance of comparable funds as selected by an independent third-party provider of investment company data and against benchmarks and/or indices; (4) Wellington Management’s experience managing investment mandates using each of a (i) high-yield strategy similar to that of the Portfolio before the implementation of the Portfolio Changes and (ii) real return strategy similar to that of the Portfolio; (5) the costs of services and the benefits potentially derived by Wellington Management; (6) the terms of the Wellington Subadvisory Agreement; (7) whether the Portfolio will benefit from possible economies of scale; and (8) information regarding Wellington Management’s compliance and regulatory history. In addition, the Board considered (a) the organization capability and financial condition of Wellington Management; (b) the historical relationship between the Trust and Wellington Management; and (c) the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
     The Independent Trustees were separately represented by counsel that is independent of SAAMCo in connection with their consideration of approval of the Wellington Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in an executive session, during which such independent counsel provided guidance to the Independent Trustees.
     Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services to be provided by Wellington Management. The Board considered management’s presentations, memoranda prepared by management’s investment and legal groups and presentations made at the meeting by management and Wellington Management. In making its evaluation, the Board considered that SAAMCo is responsible for the management of the affairs of the Trust, including but not limited to, providing general supervision of and coordination of the services provided by Wellington Management.
     The Board noted that Wellington Management would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Board reviewed Wellington Management’s history, structure and size, and investment experience. It was noted that Wellington Management currently manages a portion of several of the Trust’s portfolios. The Board was informed that in management’s judgment, Wellington Management has the size, visibility and resources to attract and retain highly qualified investment professionals.
     The Board reviewed the qualifications, background and responsibilities of Wellington Management’s staff who is or would be responsible for providing investment management services to the Portfolio. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by Wellington Management with respect to the Portfolio and that there was a reasonable basis on which to conclude that they would provide high quality services to the Trust.
     Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees compared against subadvisory fees of comparable funds in its subadvisory expense group. It was noted that with respect to subadvisory fees, SAAMCo negotiated such fees with Wellington Management at arms-length. The Board also considered that the subadvisory fees are paid by SAAMCo out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a subadviser expense group/universe for various reasons, including market pricing demands, existing relationships, experience and success, brand premium, capacity limitations, and customization of investment mandate. It was noted that the proposed subadvisory fee rate payable to Wellington Management was at the median of its subadvisory expense group. The Board concluded that the proposed subadvisory fee rate was reasonable.
     The Board, including the Independent Trustees, received and reviewed the Strategic Fixed Income Portfolio’s performance as compared with Wellington Core High Yield Composite versus the Barclays Capital High Yield Index and the Morningstar High Yield Category and noted that the Composite outperformed the Lipper Index and Morningstar Category for the one-,three-and five-year periods. The Board considered the performance of the Wellington Treasury Inflation-Protected Composite versus the Barclays Capital U.S. TIPS 1-10 Years Index and the Morningstar Inflation Protected Category and noted that the Composite outperformed the Lipper Index and the Morningstar Category for the one-,three- and five-year periods.
     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Board was informed, based on management’s judgment, that (1) any indirect costs incurred by SAAMCo in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of the advisory fees, and (2) any collateral benefits derived as a result of providing advisory services to the Trust are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Board concluded that any benefits that SAAMCo and its affiliates could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

     Profitability and Economies of Scale. The Board received information related to SAAMCo’s profitability with respect to the services it provides to the Portfolio. It was noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SAAMCo out of the advisory fees that SAAMCo receives under the Advisory Agreement. The Trustees also relied on the ability of SAAMCo to negotiate the Wellington Subadvisory Agreement and the fees thereunder at arm’s length.
     The subadvisory fee rate approved by the Board for the portion of the Portfolio that was managed by AIGGIC is the same as for Wellington Management prior to the Portfolio changes and less than the fees paid to Franklin and Western]. The Board was advised that SAAMCo will retain slightly less of its advisory fee at the Portfolio’s current asset level.
     The Board determined that the profitability to Wellington Management in connection with its relationship with the Portfolio is therefore not a material factor in their consideration of the Wellington Subadvisory Agreement. With respect to SAAMCo, the Board determined that its profitability was reasonable.
     For similar reasons, the potential for the Portfolio to experience economies of scale from Wellington Management’s management of the Portfolio was not considered a material factor to the Board’s approval of the Wellington Subadvisory Agreement. The Board considered management’s opinion that the Portfolio’s subadvisory fee schedule, reflects the economies of scale inherent in providing investment advice to a Portfolio in its particular asset category and asset size.
     Terms of the Subadvisory Agreement. The Board, including the Independent Trustees, reviewed the terms of the Wellington Subadvisory Agreement, including the duties and responsibilities undertaken by Wellington Management, and the Board noted that there were no changes to the Wellington Subadvisory Agreement pursuant to the amendment other than to add the Portfolio. The Board noted that the Wellington Subadvisory Agreement provides that Wellington Management will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the other terms and conditions of the Wellington Subadvisory Agreement.
     Compliance. The Board reviewed Wellington Management’s compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. It was also noted that SAAMCo legal/compliance personnel were familiar with Wellington Management’s compliance staff since Wellington Management currently serves as a subadviser for other Portfolios of the Trust. The Board concluded that there was no information provided that indicated a material adverse effect on Wellington Management’s ability to provide services to the Trust.
     Conclusions. In reaching its decision to recommend the approval of the Wellington Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered; further, each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Wellington Management possesses the capability and resources to perform the duties required of it under the Wellington Subadvisory Agreement.
     Further, based upon its review of the Wellington Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
Ownership of Shares
     As of November 30, 2009, the following number of Portfolio shares were outstanding: Class 3: 6,130,418 shares. All shares were owned directly by the separate accounts of SAAL and First SunAmerica Life Insurance Company (“FSLIC”) (“Affiliated Life Insurance Companies”). All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

					Affiliated Life Insurance
	SAAL		FSLIC		Companies
	Shares	Percentage	Shares	Percentage	Shares	Percentage
Real Return Portfolio — Class 3	6,010,201	98.04%	120,217	1.96%	6,130,418	100%
To SAAMCo’s knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein for more than 5% of the outstanding shares of the Portfolios other than the Affiliated Insurance Companies through their separate accounts. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of November 30, 2009.
Brokerage Commissions
     For the Portfolio’s fiscal year ended March 31, 2009, the Portfolio paid $4,322 in brokerage commissions, of which $1,391 or 32% was paid to affiliated broker/dealers.
Other Service Agreements
     Pursuant to a service plan, the Portfolio paid for the fiscal year ended March 31, 2009 service and maintenance fees to the Affiliated Life Companies, as follows:

Portfolio	Class 3 Shares
Real Return Portfolio	$318,435
     SunAmerica Capital Services, Inc., which is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, distributes the Portfolio’s shares.
Shareholder Reports
     The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.
Shareholder Proposals
     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of Seasons Series Trust, 2929 Allen Parkway, Houston, Texas 77019.
By Order of the Board of Trustees,
Nori L. Gabert
Secretary
Seasons Series Trust
Dated: [   ], 2010

Exhibit A
SUBADVISORY AGREEMENT
          This SUBADVISORY AGREEMENT is dated as of January 1, 1999, as amended, January 12, 1999, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, a Massachusetts general partnership (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time, (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust’s current prospectus and statement of additional information, and (b) applicable laws and regulations.

          The Subadviser represents and warrants to the Adviser that the portion of assets allocated to it of each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws governing its operations and investments; (2) so as not to jeopardize either the treatment of the Seasons variable annuity contracts issued by Variable Annuity Account Five (File No. 33-08859; hereinafter “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (3) to minimize any taxes and/or penalties payable by the Trust or such Portfolio. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
     2. Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants= selection, and negotiation of brokerage commission and futures commission merchants= rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser=s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the A1934 Act@), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.
     3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
     4. Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser=s cost.
     5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.
     6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
     7. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.
          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
     8. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.
     9. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (Adisabling conduct@) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the AIndemnified Parties@) from any liability arising from the Subadviser=s conduct under this Agreement. Subadviser hereby indemnifies, defends and protects Adviser and holds Adviser harmless, from and against any and all liability arising out of Subadviser=s disabling conduct.
          (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.
          (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating series and shall comply with Section I of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio=s assets not allocated to Subadviser.
     10. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.
     11. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.
          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months’ written notice, whichever is earlier. Notwithstanding the foregoing, the Subadviser may terminate the Agreement upon 60 days= written notice in the event of a breach of the Agreement by the Adviser. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
          This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.
     12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     13. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
     15. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.
     16. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.
     17. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Wellington Management Company 75 State Street Boston, MA 02109
	Attention:	Mary Ann Tynan Senior Vice President and and Director of Regulatory Affairs

Adviser:	SunAmerica Asset Management Corp. The SunAmerica Center 733 Third Avenue, Third Floor New York, NY 10017
	Attention :	Robert M. Zakem Senior Vice President and General Counsel

with a copy to:	SunAmerica Inc. 1 SunAmerica Center Century City Los Angeles, CA 90067-6022
	Attention:	Susan L. Harris Senior Vice President, General Counsel — Corporate Affairs and Secretary
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ Peter A. Harbeck
	Name:	Peter A. Harbeck
	Title:	President

WELLINGTON MANAGEMENT COMPANY
By:	/s/ Duncan M. McFarland
	Name:	Duncan M. McFarland
	Title:	President and Chief Executive Officer

AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT
     This AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT (the “Amendment”) is effective as of January 19, 2007 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP, a Delaware limited liability partnership (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and
     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999, as amended effective January 12, 1999, with respect to the Trust; and
     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. The following new paragraph shall be added to the Subadvisory Agreement:
     18. Confidentiality. Each party will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions or to carry out its duties as contemplated by this Agreement on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this relationship. Each party shall disclose such non-public information only if (i) reasonably required to execute transactions or to carry out its duties as contemplated by this Agreement; (ii) with respect to non-public information belonging or relating to the Fund or the Adviser, the Adviser or the Board of Trustees has authorized such disclosure by prior written consent; (iii) with respect to non-public information belonging or relating to the Subadviser, the Sub-Adviser has authorized such disclosure by prior written consent; (iv) such information is or becomes publicly ascertainable from public or published information or trade sources (other than as a result of a breach of this Agreement), or (v) such disclosure is expressly required or requested by applicable federal or state regulatory authorities or self regulatory organizations. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.		WELLINGTON MANAGEMENT COMPANY, LLP

By: Name:	/s/ PETER A. HARBECK Peter A. Harbeck	By: Name:	/s/ JONATHAN PAYSON Jonathan Payson
Title:	President and Chief Executive Officer	Title:	Senior Vice President

AMENDMENT NO. 2
TO
SUBADVISORY AGREEMENT
     This AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT is dated as of October 2, 2007, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., formerly known as SunAmerica Asset Management Corp., a Delaware corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP, a Delaware limited liability partnership (the “Subadviser”).
W I T N E S S E T H:
     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;
     WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 1, 1999, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;
     WHEREAS, the parties desire to amend the Subadvisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with subadvisory affiliates; and
     WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
1. The following provision is inserted in Section 1 of the Subadvisory Agreement:
“The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.”
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.
3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.

By: Name: Title:	/s/ PETER A. HARBECK Peter A. Harbeck President & CEO

WELLINGTON MANAGEMENT COMPANY, LLP

By: Name:	/s/ JONATHAN M. PAYSON Jonathan M. Payson
Title:	Sr. Vice President

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AMENDMENT NO. 3
TO
SUBADVISORY AGREEMENT
     This AMENDMENT NO. 3 TO SUBADVISORY AGREEMENT is dated as of December 1, 2009, by and between SUNAMERICA ASSET MANAGEMENT CORP., formerly known as AIG SunAmerica Asset Management Corp., a Delaware corporation (the “Adviser”), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership (the “Subadviser”).
W I T N E S S E T H:
     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;
     WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 1, 1999, as amended from time to time (the “Subadvisory Agreement”), pursuant to which the Subadviser furnishes investment advisory services to certain series (the “Portfolios”) of the Trust, as listed on Schedule A of the Subadvisory Agreement;
     WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of Strategic Fixed Income Portfolio (the “Portfolio”) for which the Subadviser will manage a portion of the Portfolio’s assets effective December 1, 2009. Effective, January 19, 2010, the Subadviser will manage the entire Portfolio. The Portfolio’s name will be changed to the Real Return Portfolio and the fees will be amended as follows.

Fee Rate
(as a percentage of the average daily net
assets the Subadviser manages in the
Portfolio(s)		portfolio)
Effective December 1, 2009
Strategic Fixed Income Portfolio		[OMITTED]
Effective January 19, 2010
Real Return Portfolio (formerly, Strategic Fixed Income Portfolio)		[OMITTED]
Subadviser shall manage the assets of the Portfolio and shall be compensated as noted above.
2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.
4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By: Name:	/s/ PETER A. HARBECK Peter A. Harbeck
Title:	President & CEO

WELLINGTON MANAGEMENT COMPANY, LLP

By: Name:	/s/ DIANE C. NORDIN Diane C. Nordin
Title:	President & CEO

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